Exhibit 10.8

BNP PARIBAS FORTIS

FACTOR

AMENDED AND RESTATED

NON—RECOURSE ACCOUNTS RECEIVABLE PURCHASE

AGREEMENT

Taminco B. V. B.A.

Between,

BNP PARIBAS FORTIS FACTOR N.V.

with registered office at Turnhout, Steenweg op Tielen 51

RPM/RPR n° 0414.392.710

hereinafter referred to as the “Purchaser”,

and TAMINCO B.V.B.A.

with registered office at 9000 Gent, Pantserschipstraat 207

RPM/RPR n° 0859.910.443

hereinafter referred to as the “Seller”,

The Purchaser and the Seller are hereinafter individually referred to as a “Party” or jointly as the “Parties”.

Whereas:

(a)	the Parties have concluded a non-recourse factoring agreement on July 31st 2007, taking effect as from August 24th 2007, as amended from time to time by certain endorsements and amendments thereto (the “Existing Agreement”);

(b)	the Parties now have decided to continue their relationship in accordance with the terms and conditions agreed upon between them in this amended and restated non-recourse accounts receivable purchase agreement consisting of Particular Conditions and General Conditions (the “Agreement”), thereby continuing and replacing the Existing Agreement;

(c)	the Purchaser has concluded similar individual non-recourse factoring agreements on July 31st 2007, taking effect as from August 24th 2007 with the companies Taminco Inc., Taminco Methylamines Inc. and Taminco Higher Amines Inc., all having their registered offices at 18195 PA Allentown, Two Windsor Plaza 7540 Windsor Drive, Suite 411, United States of America;

(d)	Taminco Methylamines Inc has, on December 31st 2010 merged with Taminco Inc. and Taminco Higher Amines Inc., whereby all rights and obligations of Taminco Inc. and Taminco Higher Amines Inc. towards the Purchaser in accordance with their respective factoring agreements with the Purchaser, have automatically been transferred to Taminco Methylamines Inc. (the “Merger”);

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

(e)	subsequently after the Merger, Taminco Methylamines Inc. has changed its name in Taminco Inc (“Taminco Inc.”);

(f)	the factoring agreement concluded by the Purchaser with Taminco Inc. shall be amended and restated (the “Taminco US Agreement”) together with the conclusion of this Agreement concluded between the Purchaser and the Seller; and

(g)	in accordance with the terms and conditions agreed upon in this Agreement, the Seller wishes the Purchaser to undertake the following tasks:

I.	the administration of accounts receivable resulting from the supply of goods and/or services, to be achieved via the data factoring system as set out in the Particular Conditions to this Agreement,

II.	the payment of the purchase price for the accounts receivable,

III.	the collection of the accounts receivable subject to section 12 (Delayed Dunning) of the Particular Conditions to this Agreement, and

IV.	the bearing of the insolvency risk from debtors.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

PARTICULAR CONDITIONS

1	COUNTRIES

The countries listed in enclosure 1 (Countries) to this Agreement.

2	DISCOUNT

2.1	The “Discount” to which the Purchaser is entitled amounts to 0.04% of all accounts receivable transferred to the Purchaser in accordance with the terms and conditions of this Agreement and is reflected in the Purchase Discount Fee as defined in article 2.6 of these Particular Conditions.

2.2	Additional Discount

2.2.1	In addition, in exchange for the Purchaser assuming the risk of loss with respect to the accounts receivable transferred to the Purchaser by the Seller in accordance with this Agreement, the Purchaser shall be entitled to an additional discount (the “Additional Discount”), amounting to 0.08% of the accounts receivable assigned to the Purchaser for which the insolvency risk coverage is governed by the terms and conditions of this Agreement, in particular as stipulated in Section 16 (Payment of Deferred Purchase Price), Subsection 16.1 (European and North American Countries) of the Particular Conditions to this Agreement . The Additional Discount is reflected in the Purchase Discount Fee as defined in article 2.6 of these Particular Conditions.

For the avoidance of doubt, the Parties hereby agree that the total of the Discount and the Additional Discount to which the Purchaser is entitled for such accounts receivable shall amount to 0.12%.

2.2.2	Partial Reimbursement of Additional Discount

However, the Parties agree that, for the accounts receivable for which the insolvency risk coverage is governed by the terms and conditions of this Agreement, in particular as stipulated in Section 16 (Payment of Deferred Purchase Price), Subsection 16.1 (European and North American Countries) of the Particular Conditions to this Agreement, but for which no sufficient purchase approval limit has been granted by the Purchaser in accordance with article 7 of the General Conditions, the Purchaser shall reimburse the Seller the corresponding Additional Discount related to such accounts receivable for which no sufficient purchase approval limit has been granted. Such reimbursement shall be paid by the Purchaser to the Seller based on the calculations made by the Purchaser on the first Saturday of each month relating to the previous month, provided that the Purchaser may offset such amount in the Seller’s current account held with the Purchaser against any obligation it has to pay over collections of such receivables to the Seller.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

2.3	For the avoidance of doubt, the Parties hereby agree that the discount to which the Purchaser is entitled with regard to the accounts receivable assigned to the Purchaser for which the insolvency risk coverage is governed by the terms and conditions of the Coface Policy or the Delcredere Policy, both defined in Section 16 (Payment of Deferred Purchase Price), Subsection 16.2 (Non-European and Non-North American Countries) of the Particular Conditions to this Agreement, shall amount to the Discount stipulated above in Section 2.1.

2.4	Revision of the Additional Discount

2.4.1	The Parties hereby agree that the Additional Discount as stipulated above in Section 2.2.1 shall be subject to revision as outlined hereunder:

(i)	Market Disruption Clause

The Purchaser may be forced, by external (cost-related) developments to increase the Additional Discount, as set forth in Section 2 (Discount), subsection 2.2.1 (Additional Discount)). However, the Purchaser shall not be permitted to increase the Additional Discount more than once per factoring year, commencing with the factoring year beginning on July 1st 2012.

The Purchaser may also increase the rate, as reflected by “M” in the Discount Fee, provided that such increase shall be limited to 0.75%. Notwithstanding the foregoing, no such increase shall modify the purchase price with respect to accounts receivable that have been sold prior to the effective date of such increase.

The Purchaser shall inform the Seller of such a decision immediately by registered mail thereby documenting the developments that led to the Purchaser’s decision. During a period of 90 days after receipt of such letter, the Parties, both acting in good faith, will conduct mutual negotiations with regard to the Purchaser’s decision. During the same period of 90 days after receipt of such letter, the Seller has the right to terminate this Agreement by informing the Purchaser by registered mail, thereby providing the Purchaser with a notice period of 90 days during which this Agreement shall remain in force and effect. In the event the Seller does not provide the Purchaser with such registered letter as stipulated in this article, the changes made by the Purchaser shall be deemed accepted by the Seller.

2.5	The Parties agree that the purchase price for the accounts receivable reflects a fee to the Seller for continued servicing of the accounts receivable. If, at any time during the term of this Agreement, the Purchaser takes over the dunning from the Seller, an amount of 5 EUR per booked invoice or credit note will be charged to the Seller.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

2.6	Purchase Price for the Sold Accounts Receivable—Discount Fee

The initial portion of the purchase price is calculated based on the formula set forth below:

Initial Purchase Price = Corrected Face Value Receivable *(1-(B+M)*(DSO+N)/360)—(Face Value Receivable * D)

Whereby:

•	Corrected Face Value Receivable =

85% of the face value of the Sold Account Receivable

•	B = the base rate being:

•	EURIBOR 3 month in the event, at Seller’s option, the Purchase Price is paid in EUR;

•	Purchaser’s cost of funds in the event, at Seller’s option, the Purchase Price is paid in USD, GBP or JPY

•	M = the margin amounting to 0.60%

•

DSO = weighted average days sales outstanding on an annual basis which shall be calculated and revised by the Purchaser on a quarterly basis. Parties hereby agree that, at the Starting Date of this Agreement, the DSO shall amount to 64 days.

•	N = additional days to be added to the DSO, which amount to 5 for the Seller

•	D = the Discount plus the Additional Discount

•	Face Value Receivable = 100% of the face value of the Sold Account Receivable (incl. VAT)

3	MINIMUM FACTOR DISCOUNT

The minimum discount (which shall equal the sum of the Discount and the Additional Discount) can never be lower than 100.000 EUR per year and shall be considered as a minimum discount calculated jointly for this Agreement and the Taminco US Agreement together. This minimum discount is claimable at the start of every factoring year and is due for payment at the end of every factoring-year, factoring-year meaning every period of 12 months from the Starting Date as defined in these Particular Conditions. The amount payable with respect to the minimum discount will be the difference between 100.000 EUR and the sum of the Discounts and the Additional Discounts for all accounts receivable sold during the applicable factoring year.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

4	START-UP AND REGISTRATION COSTS

The one-time start-up and registration costs amounted to 50.000 EUR, together with the start up and registration costs for the Taminco US Agreement, and was paid by the Seller to the Purchaser at the start date of the Existing Agreement.

5	TRANSFER OF BANK ACCOUNTS

The Seller has transferred to the Purchaser the bank accounts, which are used for collecting debtors’ payments.

6	PAYMENT OF PURCHASE PRICE AND ADVANCE PAYMENTS; CONCENTRATION LIMITS

6.1	The partial payment of the purchase price available for payment to the Seller under Section 5 of the General Conditions shall amount to 85% on the face value of the respective approved accounts receivable (incl. VAT) for which a sufficient purchase line has been issued by the Purchaser (the “Sold Accounts Receivable”), as adjusted by means of the Discount Fee as stipulated in article 2.6 of these Particular Conditions to the Agreement.

However, the Parties hereby agree that accounts receivable for which no sufficient credit limit has been issued, and which are therefore considered as unapproved shall merely be considered as financed accounts receivable (the “Financed Accounts Receivable”). Parties thereby agree that the financing provided by the Purchaser on such Financed Accounts

Receivable shall amount to 85% on the face value of the respective Financed Accounts Receivable, as adjusted by the amount of the formula set forth below. The Parties thereby agree that the financing on such Financed Accounts Receivable will be limited to 30% of all outstanding accounts receivable together and that such Financed Accounts Receivable shall be financed by the Purchaser for a period running up to maximum 90 days after the due date of such Financed Accounts Receivable.

Financing to be provided = Corrected Face Value Receivable *(1-(B+M)*(DSO+N)/360) – (Face Value Receivable * D)

Whereby:

•	Corrected Face Value Receivable =

85% of the face value of the Financed Account Receivable

•	B = the base rate being:

•	EURIBOR 3 month in the event, at Seller’s option, the financing is made in EUR;

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

•	Purchaser’s cost of funds in the event, at Seller’s option, the financing is made in USD, GBP or JPY

•	M = the margin amounting to 0.60%

•

DSO = weighted average days sales outstanding on an annual basis which shall be calculated and revised by the Purchaser on a quarterly basis. Parties hereby agree that, at the Starting Date of this Agreement, the DSO shall amount to 64 days.

•	N = additional days to be added to the DSO, which amount to 5 for the Seller

•	D = the Discount plus the Additional Discount

•	Face Value Receivable = 100% of the face value of the Financed Account Receivable (incl. VAT)

6.2	The Parties agree that, in order for a transferred account receivable to be eligible for purchase or financing, the debtor with regard to such account receivable may not represent a concentration of more than 15% of the amount of the approved outstanding accounts receivable on all debtors assigned to the Purchaser, with exception of:

•	BASF: 30%

•	DOW: 30%

•	Cerexagri: 30%

•	Goldschmidt: 30%

6.3	The Parties hereby agree that the transferred accounts receivable of the debtor Agirashi shall not be sold, nor financed under this Agreement. Furthermore, the Parties agree that all intercompany receivables owed by entities belonging to the group of the Seller such as, but not limited to, Taminco Inc., Taminco North, Taminco Shanghai, Taminco Italia, Taminco GmbH, Taminco SA (Luxembourg), Taminco Mexico S. de R.L., Taminco South, Taminco Do brasol Produtos Quimico Ltda, shall not be sold, nor financed under this Agreement.

6.4	The Parties hereby agree that the aggregate amount of accounts receivable on all debtors located in the following list of countries may not represent more than 10% of the total amount outstanding. In the event this 10% threshold is exceeded, the respective accounts receivable will no longer be eligible for purchase or financing:—Argentina

•	Indonesia

•	Pakistan

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

•	Vietnam

•	Uruguay

•	Ecuador

•	Sri Lanka

•	Egypt

•	Syria

•	United Arab Emirates

•	Algeria

•	Russian Federation

•	Yemen

•	Guatemala

6.5	The Parties agree that confirmed letters of credit shall not constitute accounts receivable hereunder and that therefore accounts receivable secured by confirmed letters of credit shall not be sold, nor purchased under this Agreement.

6.6	The Purchaser shall bring in a retention for the end of year rebates which, for the Seller, amounts to a permanent retention of 150.000 EUR for quarterly sales rebates and a retention for the end of year rebates of 1.800.000 EUR (being 150.000 EUR per calendar month).

6.7	The Parties agree that the Seller may provide credit rebates on outstanding accounts receivable in the ordinary course of its business and consistent with customary practice, and the final payments with respect to any such diluted receivables will be reduced by the amount of such dilution; provided, however, that any write off or compromise of an account receivable as a result of the insolvency or credit status of the debtor shall not constitute dilution hereunder. In the event the dilution in the debtor portfolio (dilution being amounts not paid by the respective debtor to the Factor due to credit notes, disputes, payments made on the bank account of the Client,...) should exceed the 10% dilution level, the percentage of the purchase price constituting the initial payment thereof with regard to Sold Accounts Receivable, or the percentage of financing with regard to Financed Accounts Receivable as stipulated in Section 6.1 shall be decreased by the percentage exceeding said 10% limit.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

7	MAXIMUM PROGRAM SIZE

7.1	The Maximum Program Size amounts to 100.000.000 EUR (one hundred million EURO). The Parties hereby acknowledge and agree that this Maximum Program Size is to be considered as one global Maximum Program Size for the Seller under this Agreement and for Taminco Inc. under the Taminco US Agreement combined.

8	INTEREST CONDITIONS

8.1	Advances on Accounts Receivable

For EUR: EURIBOR 3 month + 0.60%

For USD, GBP or JPY: the Purchaser’s cost of funds + 0.60%

8.2	Overdraw Provision

A monthly provision amounting to 1% on the highest amount of the overdraw.

9	STARTING DATE AND TERM

The Parties acknowledge that the Existing Agreement was signed on July 31st 2007 and has been effective as from August 24th 2007, which is to be considered as the starting date of the Existing Agreement, for a minimum term of four years, and has subsequently been extended for a period of five years beginning July 1st 2010.

However, the Parties hereby agree that the Parties have continued their relationship in accordance with the terms and conditions of this Agreement, as from February 15th 2012, thereby continuing and replacing the Existing Agreement as from such moment.

The Parties hereby agree that this Agreement shall continue to remain in full force and effect for a defined period of time running up and until June 30th 2015 (the “Extended Initial Term”).

The Parties hereby agree that, after said Extended Initial Term, this Agreement, unless terminated by one of the Parties providing the other Party with a notice period of 1 year before the end of the Extended Initial Term, shall be automatically and tacitly renewed for consecutive renewal periods of 1 year each, unless terminated by one of the Parties by providing the other Party with a notice period of 1 year before the end of such a renewal period. Any and all accounts receivable conveyed by the Seller to the Purchaser prior to the termination of this Agreement for any reason shall remain with the Purchaser and shall not revert to the Seller, subject to the dilution provisions of this Agreement.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

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10	PLEDGE

The Parties acknowledge that the Existing Agreement was pledged by the Seller on October 29th 2007 to its bank syndicate, by means of a pledge thereof to Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch as Security Agent. The Parties furthermore acknowledge that the Seller has informed the Purchaser, by means of a registered letter dated February 15th 2012, that said pledge has been released by the facility agent of the bank syndicate on February 14th 2012.

11	PROCESSING OF PERSONAL DATA

The above mentioned personal data are processed in accordance with the conditions of the Law of December 8, 1992 (see also clause 35 of the General Conditions).

12	DELAYED DUNNING

The Purchaser grants a mandate to the Seller to perform the collection and dunning of the debtors (the “Dunning Mandate”).

The Parties agree that this Dunning Mandate can only be terminated if a covenant stipulated in section 14 (Covenants) is breached or at the request of the Seller. If requested, the Purchaser may request transfer of the Dunning Mandate for accounts receivable that are pledged, sold or transferred.

For non-European and non-North American countries, the Seller hereby agrees and warrants to act diligently in handling claims as stipulated in the Coface Policy or the Delcredere Policy, as defined below.

13	NON-NOTIFIED

Without prejudice to any rights granted to the Purchaser in accordance with this Agreement, the Parties hereby agree that notice of the assignment of the accounts receivable will not be included on the Seller’s invoices.

14	COVENANTS

The tangible net worth is calculated as follows:

Consolidated Equity on group level of the company Taminco Group N.V.:

share capital

•	share premium

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

•	reserves and retained earnings (excluding any cumulative negative adjustments from the amortisation or impairment of goodwill)

•	cumulative translation adjustments

•	net unrealised gains/(losses)

•	current and future subordinated shareholders loans

Whereby the tangible net worth as calculated above, without taking the amortisation on the goodwill into account, must remain above:

•

15% of the total assets in order to maintain the confidential character of this Agreement, as outlined in Section 13 (Non-Notified) of these Particular Conditions to this Agreement; otherwise, the Purchaser may notify the Seller’s debtors of the existence of this Agreement; and

•

12% of the total assets in order to maintain the Dunning Mandate as granted by the Purchaser to the Seller in accordance with Section 12 (Delayed Dunning) of these Particular Conditions to this Agreement; otherwise, the Purchaser has the right to take over the collection of the accounts receivable.

15	AUDIT FEE

An audit fee amounting to 750 EUR per audit shall be charged to the Seller.

16	PAYMENT OF DEFERRED PURCHASE PRICE

16.1	European and North American Countries

(i)	The Purchaser shall bear the credit and insolvency risk from debtors located in European and North American countries in accordance with the General Conditions to this Agreement; in particular in accordance with articles 7, 8, 9, 10, 13, 14, 15 and 16 of the General Conditions to this Agreement.

(ii)	However, in exception of article 11 (Payment of Deferred Purchase Price) of said General Conditions to this Agreement, the Parties hereby agree that the assumption of the credit and insolvency risk borne by the Purchaser, if wholly or partially unpaid 90 days after the due date, will, subject to the terms and conditions agreed upon in this Agreement, upon Seller’s request, be indemnified by the Purchaser for 90% of the amount of the respective account receivable (V.A.T. included, within the credit line and less the amount of any counterclaims). The remaining 10%, if not paid by the debtor, will be deducted from the purchase price for the accounts receivable.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

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(iii)	Taking into account that the Seller shall perform the dunning of debtors located in European and North American countries in accordance with Section 12 (Delayed Dunning) of the Particular Conditions to this Agreement, the Seller hereby agrees that, unless otherwise agreed with the Purchaser in connection with a particular account receivable, the Seller, as part of the dunning process, shall provide the respective debtors with formal notice.

(iv)	The Parties agree that the Seller shall be required to provide the Purchaser with a copy of the invoice relating to an account receivable and all relevant information and documentation related thereto, no later than the time when such respective account receivable becomes 75 days past due. In the event the Seller does not comply with this condition, this will forfeit the Seller’s right on any Deferred Purchase Price as provided for in this Agreement.

(v)

The Parties agree that the insolvency risk coverage provided by the Purchaser in accordance with this Section 16.1 (European and North American Countries) may be subject to an annual benchmark conducted by both the Purchaser and the Seller acting together once per factoring year and beginning with the factoring year commencing on July 1st 2012.

For the purpose of such benchmark, the Seller shall inform the Purchaser by registered letter within a period of 30 days after the annual anniversary date of July 1st, thereby informing the Purchaser that the Seller wishes to conduct a benchmark in accordance with this article.

Within a period of 30 days after the Purchaser has been informed of the Seller’s desire to conduct a benchmark in accordance with this article, the Seller shall provide the Purchaser with a copy of a signed binding offer with regard to the insolvency risk coverage as provided by the Purchaser in accordance with this Section 16.1 (European and North American Countries), issued by one of the three largest credit insurance companies active in Belgium.

The Seller hereby grants the Purchaser the right of first refusal with regard to the insolvency risk coverage stipulated in this Section 16.1 (European and North American Countries) which the Purchaser may exercise by adapting the Additional Discount and offering the Seller the same conditions as proposed in the above mentioned signed and binding third party offer.

In the event the Purchaser would decide not to make use of such right of first refusal, this Agreement shall continue to remain in force; however, in such an instance the Purchaser shall not provide the Seller with insolvency risk coverage as stipulated in Section 16 (Payment of Deferred Purchase Price), Subsection 16.1 (European and North American Countries) of the Particular Conditions to this Agreement. If the Purchaser no longer provides the Seller with insolvency risk coverage for its accounts receivable, all accounts receivable financed hereunder after the date of such determination shall be Financed Accounts Receivable.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

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For the avoidance of doubt, the Parties both acknowledge that this benchmark procedure is strictly limited to the Additional Discount, being the discount to which the Purchaser is entitled for the insolvency risk coverage as provided by the Purchaser in accordance with this Agreement for European and North American Countries as stipulated in this Section 16.1.

All other services provided by the Purchaser, and the related fees, rates and discounts thereto (including the assignment of the accounts receivable) shall in no event be part of the subject matter of the benchmark as outlined in this article.

16.2	Non-European and Non-North American Countries

(i)	The Purchaser shall bear the insolvency risk of debtors located in non-European and non-North American countries in accordance with terms and conditions of the credit insurance policies concluded by the Seller with Coface (the “Coface Policy’) and Delcredere (the “Delcredere Policy”). Both the Coface Policy and the Delcredere Policy are attached hereto.

(ii)	The Seller hereby agrees to provide the Purchaser with a copy of both the Coface Policy and the Delcredere Policy. Furthermore, both Parties acknowledge that the Seller has or will complete all necessary formalities so that the Purchaser becomes the beneficiary of the Coface Policy and the Delcredere Policy.

(iii)	In the event the credit insurer, being either Coface or Delcredere, refuses to make a payment under guarantee because the Seller did not fulfill all conditions of either the Coface Policy or the Delcredere Policy, as applicable, the Purchaser will also not be held to make any payment under guarantee towards the Seller.

(iv)	The Parties acknowledge that the stipulations in this Agreement regarding insolvency risk coverage shall not be applicable for non-European and non-North American countries. The insolvency risk coverage for such countries is entirely governed by the terms and conditions of the Coface Policy or the Delcredere Policy, as applicable.

This Agreement contains 10 pages of General Conditions and 14 pages of Particular Conditions. By executing this Agreement, the Seller recognizes that it has received and read these Particular Conditions, as a token whereof it delivers a signed copy of these Particular Conditions to the Purchaser.

This Agreement was made out in 2 specimen at Turnhout on 24 of October 2012 and each Party has received an original document.

Taminco B.V.B.A.	BNP Paribas Fortis Factor N.V.

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

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Attachments: Enclosure 1—Countries

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

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Enclosure 1: COUNTRIES

1	Accepted countries

•	United Arab Emirates

•	Argentina

•	Australia

•	Belgium

•	Bulgaria

•	Brazil

•	Canada

•	Chile

•	China

•	Colombia

•	Costa Rica

•	Cyprus

•	Czech Republic

•	Denmark

•	Algeria

•	Ecuador

•	Egypt

•	Spain

•	Finland

•	France

•	Great Britain

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

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•	Greece

•	Hong Kong

•	Hungary

•	Indonesia

•	Ireland

•	Israel

•	India

•	Italy

•	Jordan

•	Japan

•	South Korea

•	Lithuania

•	Latvia

•	Morocco

•	Malta

•	Mexico

•	Malaysia

•	The Netherlands

•	Norway

•	New Zealand

•	Oman

•	Philippines

•	Pakistan

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

•	Poland

•	Portugal

•	Romania

•	Russian Federation

•	Saudi Arabia

•	Sweden

•	Singapore

•	Slovenia

•	Slovak Republic

•	Syria

•	Thailand

•	Tunisia

•	Turkey

•	Taiwan

•	Ukraine

•	United States of America

•	Uruguay

•	Vietnam

•	South Africa

•	Luxemburg

•	Austria

•	Switzerland

•	Germany

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement

BNP PARIBAS FORTIS

FACTOR

•	Mauritius

•	Paraguay

•	Peru

•	Venezuela

•	Panama

•	Puerto Rico

•	Qatar

•	Lebanon

•	Yemen

•	Liechtenstein

•	Kuwait

•	The Bahamas

•	Guatemala

•	Serbia

•	Croatia

•	Estonia

•	Kenya

•	Senegal

Particular Conditions BNP Paribas Fortis Factor N.V. — Taminco B.V.B.A.

Amended and Restated Non-Recourse Accounts Receivable Purchase Agreement